                                 Exhibit 11.1


                        CONVERSE INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
               (Amounts in thousands, except per share amounts)


                                                                Three Months Ended
                                                                ------------------
                                                         March 29, 1997       March 30, 1996
Earnings per share:
  Income (loss) available to common stockholders......        $  12,680           $  (3,260)
                                                              =========           ==========
  Weighted average number of common shares
       outstanding....................................           17,233               16,692
  Weighted average incremental shares from assumed
       conversion of common stock equivalents.........              629                  ---
                                                              ---------           ----------
                                                                 17,862               16,692
                                                              =========           ==========

  Primary earnings (loss) per share...................            $0.71              $(0.20)
  Fully diluted earnings (loss) per share.............            $0.71              $(0.20)